 EXHIBIT 99.1

Virtu Financial, Inc. Agrees to Acquire ITG, a Leading Provider of Agency Execution Services and Trading Analytics

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Clients to benefit from the combination of ITG’s world-class execution services, workflow solutions, and analytics offerings with Virtu’s technological excellence, operational efficiency, and deep liquidity

•	Virtu to increase operating scale and organic revenue growth profile through the addition of ITG
•	Transaction further diversifies Virtu following the successful acquisition of KCG, increasing stability of future earnings

NEW YORK, NEW YORK, November 7, 2018 – Virtu Financial, Inc. (NASDAQ: VIRT) today announced that it has entered into a definitive agreement to acquire Investment Technology Group, Inc. (NYSE: ITG), which has been unanimously approved by the Board of Directors of ITG and Virtu. Virtu has agreed to acquire ITG in a cash transaction valued at $30.30 per ITG share.

This significant acquisition underscores Virtu’s commitment to its institutional client franchises and is a natural next step in its growth by offering its clients a complete suite of agency services, including transparent trading and workflow technology, analytics, and liquidity solutions that all leverage Virtu’s global, scaled technology infrastructure.

“Virtu’s focus and investment in our agency offering is evidenced by the continued growth in our business and the strong uptick we’ve seen this year and through October.  The combination announced today brings together complementary strengths that amplify our ability to help our clients source liquidity and improve their workflow," said Douglas A. Cifu, Virtu’s Chief Executive Officer.

Mr. Cifu continued, “ITG has built a first-class global institutional client franchise with incredible people that will benefit from this strategic combination.  We are fully committed to growing and improving the complete agency execution offering that ITG’s clients use every day – Liquidity, Execution Services, Workflow Technology and Analytics.  This combination will leverage Virtu’s financial technology – the same technology that drives our market making performance – to optimize all aspects of the business, from order routing and algo performance to middle- and back-office efficiency.”

The transaction is expected to close during the 1st half of 2019 after receipt of ITG shareholder approval and all required regulatory approvals.

Significant Value Creation through Operating Scale

In addition to enhanced client experience, the transaction is expected to provide a significant amount of additional scale and financial benefits to Virtu.  Within two years of the completion of the transaction, Virtu expects to realize approximately $123 million of net pre-tax expense savings, in addition to $125 million of capital synergies.  These savings do not include any revenue enhancements that Virtu anticipates will result from the transaction.

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Increased Diversification and Organic Growth Profile

The transaction further diversifies Virtu by increasing its revenue contribution from Technology and Execution Services from 10% to 37%, which will lower quarter-to-quarter earnings volatility.  Technology and Execution Services is highly complementary to Virtu’s core market making business, providing further opportunities to organically grow revenue with existing clients and technology.

Transaction Terms, Approvals and Timing
Virtu intends to fund the all-cash transaction with new gross borrowings of $1.5 billion.  Virtu intends to repay the $400 million aggregate principal amount outstanding under its existing term loan.

Virtu has received committed financing from Jefferies and Royal Bank of Canada for up to $1.5 billion of debt financing for the transaction.

Virtu intends to maintain its annual dividend of $0.96 per share after the close of the transaction.

The transaction is subject to customary closing conditions, including the approval of the stockholders of ITG, and receipt of required regulatory clearances and approvals.

Organization and Leadership

Following the close of the transaction, Douglas A. Cifu, Chief Executive Officer of Virtu Financial, will remain CEO of the combined company.  Joseph A. Molluso, Virtu’s Chief Financial Officer, will remain the CFO of the combined company.

Advisors

Jefferies LLC is acting as lead financial advisor to Virtu. Sandler O’Neill + Partners is also acting as financial advisor to Virtu and has provided a fairness opinion.  Jefferies Finance LLC and Royal Bank of Canada (“RBC”) have provided committed debt financing for the acquisition. RBC also provided financial advice. Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as Virtu’s legal counsel. J.P. Morgan Securities LLC is acting as financial advisor to ITG with Wachtell, Lipton, Rosen & Katz serving as ITG's legal counsel.

Teleconference Information

Date:          November 7, 2018
Time:          7:30 a.m. ET

Virtu will hold a teleconference today with its executives, including its CEO and CFO.  Following the prepared remarks, there will be a question and answer session exclusively for analysts. Participants should dial-in 15 minutes prior to the start of the presentation and ask to join the Virtu Financial call.

A live audio webcast of the conference call, and the presentation that will be referenced during the call, will be available on the Investor Relations section of Virtu’s website at www.virtu.com under Events & Presentations. The presentation will be archived on Virtu’s website for replay.

Dial-in information:
Toll Free: (866) 393-4306
International: (734) 385-2616
Conference ID: 7477572

Media and Investor Relations
Andrew Smith
Virtu Financial, Inc.
(212) 418-0195
investor_relations@virtu.com
media@virtu.com

About Virtu Financial, Inc.
Virtu is a leading financial firm that leverages cutting edge technology to deliver liquidity to the global markets and innovative, transparent trading solutions to our clients. As a market maker, Virtu provides deep liquidity that helps to create more efficient markets around the world. Our market structure expertise, broad diversification, and execution technology enables us to provide competitive bids and offers in over 25,000 securities, at over 235 venues, in 36 countries worldwide.   www.virtu.com

About Investment Technology Group, Inc.
Investment Technology Group, Inc. (NYSE: ITG) is a global financial technology company that helps leading brokers and asset managers improve returns for investors around the world. We empower traders to reduce the end-to-end cost of implementing investments via liquidity, execution, analytics and workflow technology solutions. ITG has offices in Asia Pacific, Europe and North America and offers execution services in more than 50 countries. Please visit www.itg.com for more information. J.T. Farley, Media/Investor Contact, 212-4444-6259, corpcomm@itg.com

Forward-Looking Statements
The foregoing statements, which are not historical facts, including statements about Virtu’s plans, projected financial results and liquidity, strategies, focus, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made and, except for Virtu’s ongoing obligations under the U.S. federal securities laws, Virtu undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in expectation of results of operations and liquidity; changes in general U.S. or international economic or industry conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after this release. The forward-looking statements in this release include, without limitation, Virtu’s beliefs, expectations, guidance, focus and/or plans regarding future events, including, without limitation, the following: (i) Virtu’s plans to consummate the merger and the related financing transactions, as well as the terms and conditions of such transactions and the timing thereof and (ii) the expected strategic financial benefits of such transactions, including, without limitation, the anticipated synergies and cost reductions. Actual results may differ materially from such forward-looking statements for a number of reasons, including as a result of the risks described and other items in Virtu’s filings with the Securities and Exchange Commission (“SEC”), including in Virtu’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC during 2018 (which may be viewed on the SEC’s website at http://www.sec.gov or on Virtu’s website at http://www.virtu.com). Additional important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: (i) the merger not being timely completed, if completed at all; (ii) risks associated with the financing of the transaction; (iii) prior to the completion of the merger, Virtu’s businesses experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, business partners or governmental entities; and (iv) the parties being unable to successfully implement integration strategies or realize the anticipated benefits of the acquisition, including the possibility that the expected synergies and cost reductions from the proposed acquisition will not be realized or will not be realized within the expected time period. Factors other than those referred to above could also cause Virtu’s results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, Virtu’s website or other websites referenced herein shall not be incorporated by reference into this release.